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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the UTI Energy Corp. 1997 Long-Term Incentive Plan of our reports (a) dated February 17, 1998, with respect to the consolidated financial statements and schedule of UTI Energy Corp. included in its Annual Report (Form 10-K) and (b) dated May 29, 1998, with respect to the financial statements of Peterson Drilling Company included in UTI Energy Corp.'s Current Report (Form 8-K/A), both for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

Houston, Texas
August 28, 1998